SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant To Section 13 Or 15(D) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2007
MRV COMMUNICATIONS, INC.
(Name of registrant as specified in its charter)

DELAWARE	06-1340090
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification Number)

20415 Nordhoff Street
Chatsworth, Ca	91311
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (818) 773-0900
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition.
On February 15, 2007, registrant made an earnings release announcing registrant’s 2006 fourth quarter and year-end unaudited financial results, the text of which is set forth in Exhibit 99.1 attached hereto. All information in the press release is presented as of February 15, 2007, and registrant does not assume any obligation to update such information in the future.
On February 15, 2007, as previously announced, registrant held a teleconference and audio web cast to discuss its 2006 fourth quarter and year-end unaudited financial results. The transcript of, and the Financial Highlights Overview and Highlights presented at, this teleconference and web cast is furnished herewith as Exhibit 99.2. All information in the transcript and web cast is presented as of February 15, 2007, and registrant does not assume any obligation to update such information in the future.
The information included in this Item 2.02, as well as Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01. Other Events.
On February 15, 2007, MRV publicly announced its unaudited statements of operations for the three and twelve months ended December 31, 2006 and its balance sheets at December 31, 2006 (unaudited) and December 31, 2005. These financial statements, which are included herein as part of Item 8.01 of this Report, follow on pages 4 and 5 of this Report.
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MRV Communications, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2006	2005 (1)	2006	2005 (1)
	(Unaudited)
Revenue	$102,646	$91,169	$356,489	$283,698
Cost of goods sold	71,342	64,366	244,207	193,979

Gross profit	31,304	26,803	112,282	89,719
Gross margin	30%	29%	31%	32%

Operating costs and expenses:
Product development and engineering	7,204	7,100	28,187	26,051
Selling, general and administrative	24,181	20,259	87,539	72,402
Goodwill impairment	—	—	52	—

Total operating costs and expenses	31,385	27,359	115,778	98,453

Operating income (loss)	(81)	(556)	(3,496)	(8,734)

Interest expense	(932)	(939)	(3,540)	(4,207)
Other income, net	2,074	583	5,386	2,416

Income (loss) before taxes	1,061	(912)	(1,650)	(10,525)
Provision for taxes	468	1,663	3,865	5,774

Net income (loss) (2)	$593	$(2,575)	$(5,515)	$(16,299)

Net Income (loss) per share:
Basic	$0.00	$(0.02)	$(0.05)	$(0.16)
Diluted	$0.00	$(0.02)	$(0.05)	$(0.16)
Weighted average number of shares:
Basic	125,376	104,464	120,902	104,350

Diluted	128,551	104,464	120,902	104,350

(1)	Certain amounts in 2005 have been reclassified to conform to 2006 presentation.

(2)	Net income (loss) for the three months and year ended December 31, 2006 included share-based compensation expense related to employee stock options of $966,000 and $3.4 million, respectively, under SFAS 123(R). Net loss for the year ended December 31, 2005 included share-based compensation expense under SFAS 123 of $162,000. There was no share-based compensation expense for the three months ended December 31, 2005.

MRV Communications, Inc.
Balance Sheets
(In thousands)

	December 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$91,722	$67,984
Short-term marketable securities	25,864	—
Time deposits	821	1,475
Accounts receivable, net	95,244	92,466
Inventories	61,361	42,216
Deferred income taxes	895	873
Other current assets	13,607	7,828

Total current assets	289,514	212,842

Property and equipment, net	14,172	14,065

Goodwill	36,348	33,656

Deferred income taxes	1,460	136

Other assets	4,728	4,478

	$346,222	$265,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term obligations	$26,289	$30,378
Accounts payable	47,384	45,372
Accrued liabilities	29,704	29,272
Deferred revenue	7,624	6,076
Other current liabilities	5,926	2,230

Total current liabilities	116,927	113,328

Convertible notes	23,000	23,000

Other long-term liabilities	7,295	6,694

Minority interest	5,248	5,151

Commitments and contingencies

Stockholders’ equity	193,752	117,004

	$346,222	$265,177

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Registrant’s earnings release of February 15, 2007 announcing registrant’s 2006 fourth quarter and year-end unaudited financial results (furnished pursuant to Item 2.02)

Exhibit 99.2	The transcript of, and the Financial Highlights Overview and Highlights, presented at, registrant’s teleconference of February 15, 2007 (furnished pursuant to Item 2.02).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: February 20, 2007

MRV COMMUNICATIONS, INC.
By:	/s/ Noam Lotan
Noam Lotan
President and Chief Executive Officer